                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): December 10, 2007

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             000-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On December 10, 2007, CSP Inc. (the "Company") issued a press release announcing its financial results for the fourth quarter and year to date fiscal year 2007 which ended September 30, 2007. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated December 10, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: December 11, 2007 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

99.1

Contact: Gary Levine

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. ANNOUNCES FOURTH-QUARTER AND
YEAR-END FISCAL 2007 FINANCIAL RESULTS

Full-Year Net Income Increases 105% on 36% Revenue Growth

BILLERICA, MA, December 10, 2007 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the three months and full year ended September 30, 2007.

For the fourth quarter of fiscal 2007, CSP Inc. sales increased 60% to $28.1 million from $17.6 million in the fourth quarter of fiscal 2006. Net income for the fourth quarter of fiscal 2007 was $1.9 million, or $0.49 per diluted share, compared with net income of $1.5 million, or $0.40 per diluted share, in the fourth quarter of fiscal 2006. Net income in the fourth quarter of fiscal 2007 includes a tax provision of $1.5 million compared with a benefit of $1.4 million in the year ago quarter.

For full year fiscal 2007, CSP Inc. sales increased 36% to $94.0 million from $68.9 million in fiscal 2006. Net income for the full year grew 105% to $4.0 million, or $1.03 per diluted share, from net income of $2.0 million, or $0.52 per diluted share, for fiscal 2006.

Management Comments

"Our excellent performance in the fourth quarter capped a year of record financial results," stated Alexander R. Lupinetti, CSP chairman and chief executive officer. "We reported strong revenue growth across the board in the fourth quarter, as we have throughout the year. This growth contributed to a year-over-year increase in operating income to $3.2 million in the fourth quarter from $28,000 a year earlier. Full-year operating income grew to $6.6 million in fiscal 2007 from $418,000 in fiscal 2006. As a result of our excellent operating performance, our cash position nearly doubled to more than $21 million at year end."

"In our Systems segment, we shipped the remaining FastCluster 220R MultiComputers to Raytheon in the fourth quarter related to our existing supply contract as we anticipated," continued Lupinetti. "We were pleased to have delivered all of the multicomputers on time this year, while meeting Raytheon's high quality and performance needs. We continue to be encouraged by the feedback we are receiving for our new FastCluster 3000 Series MultiComputers, which provides 10-Gigabit Ethernet interconnect technology - the most advanced in the market. Customers are also expressing interest in the 3000 Series conduction cooled capability, which is a key competitive differentiator along with the 10-Gigabit Ethernet ."

"Throughout fiscal 2007, our Service and Systems Integration segment has been reporting strong results, and the fourth quarter was no exception," continued Lupinetti. "Our German subsidiary continues to produce solid growth with greatly improved service margins. The new 'Lifecycle Management, Archiving and Network Migration' professional consulting practice is progressing well, and we are evaluating the initiation of other practices that complement our expertise."

"MODCOMP's U.S.-based Systems and Solutions Division (SSD), which provides IT infrastructure solutions, also is performing in line with our high expectations," added Lupinetti. "During the quarter, we hired four new salespeople at SSD to enhance our ability to capitalize on the demand we are seeing in the market. We expect to hire additional salespeople at SSD as we move forward in fiscal 2008. In addition, with the completion of our restructuring program in the U.K. in the third quarter, we have enhanced the profitability level of that business as well."

Business Outlook

"Going forward," added Lupinetti, "we are exceptionally well positioned to leverage MODCOMP's expertise to satisfy the needs of our customers and continue to grow each one of our Service and Systems Integration businesses. We believe the demand environment will continue to be strong throughout fiscal 2008."

"Our visibility into our Systems segment is much less clear," said Lupinetti. "As we have discussed in the past, there remains significant uncertainty regarding defense appropriations for strategic programs due to shifting military priorities. However, when funding does resume for strategic programs, we believe we are in an excellent competitive position with our industry leading 3000 Series MultiComputers."

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, the strong demand environment for MODCOMP's SSD and Germany subsidiary, profitability of MODCOMP's U.K. subsidiary, hiring efforts at SSD, the addition of new practices at MODCOMP's Germany subsidiary, future defense appropriations, and the competitive position of CSP's 3000 Series MultiComputers. The Company cautions that numerous factors could cause actual results to differ materially from any forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970, is a leading provider of IT solutions and systems integration services. MODCOMP works with third parties to develop customized solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's website at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30,	September 30,
	2007	2006
Assets
Current assets:
Cash and short-term investments	$21,377	$10,856
Accounts receivable, net	10,678	10,316
Inventories	6,072	7,407
Other current assets	2,207	3,036
Total current assets	40,334	31,615
Property, equipment and improvements, net	1,044	1,141
Other assets	5,427	5,694
Total assets	$46,805	$38,450

Liabilities and Shareholders' Equity
Current liabilities	14,224	12,016

Pension and retirement plans	6,859	7,283
Deferred income taxes	388	236

Shareholders' equity	25,334	18,915
Total liabilities and shareholders' equity	$46,805	$38,450

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /----Three months ended------/ /---Twelve months ended----/
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2007	2006	2007	2006
Sales:
Product	$24,605	$13,917	$79,534	$55,259
Service	3,540	3,721	14,504	13,678
Total sales	28,145	17,638	94,038	68,937

Cost of Sales:
Product	17,505	11,345	59,722	44,733
Service	2,830	2,675	10,961	9,373
Total cost of sales	20,335	14,020	70,683	54,106

Gross profit	7,810	3,618	23,355	14,831

Operating expenses:
Engineering and development	734	492	2,572	2,071
Selling, general & administrative	3,914	3,098	14,231	12,342
Total operating expenses	4,648	3,590	16,803	14,413

Operating income	3,162	28	6,552	418

Other income, net	235	122	737	426

Income before income taxes	3,397	150	7,289	844
Provision (benefit) for income taxes	1,463	(1,382)	3,240	(1,131)

Net Income	$ 1,934	$1,532	$4,049	$1,975

Income per share - basic	$0.51	$0.41	$1.07	$0.54
Weighted average shares outstanding - basic	3,823	3,700	3,777	3,686

Income (loss) per share - diluted	$0.49	$0.40	$1.03	$0.52
Weighted average shares outstanding - diluted	3,945	3,848	3,933	3,805